News Release

Contacts:   Laurie G. Hylton 617.672.8527

                    Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2017

Boston, MA, February 22, 2017 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.53 for the first quarter of fiscal 2017, an increase of 6 percent from $0.50 per diluted share in the first quarter of fiscal 2016 and a decrease of 7 percent from $0.57 per diluted share in the fourth quarter of fiscal 2016.

The Company had adjusted earnings per diluted share(1) of $0.53 in the first quarter of fiscal 2017, an increase of 4 percent from $0.51 of adjusted earnings per diluted share in the first quarter of fiscal 2016 and down 7 percent from $0.57 of adjusted earnings per diluted share in the fourth quarter of fiscal 2016. Adjusted earnings per diluted share differed from GAAP earnings per diluted share by $0.01 in the first quarter of fiscal 2016 due to an increase in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value.

Gains (losses) and other investment income related to seed capital investments were negligible in the first quarter of fiscal 2017, and contributed $0.01 to earnings per diluted share in both the first quarter and fourth quarter of fiscal 2016.

Consolidated net inflows of $7.8 billion in the first quarter of fiscal 2017 are the third-highest in Company history and represent a 9 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $5.3 billion and 7 percent annualized internal growth in the first quarter of fiscal 2016 and net inflows of $4.8 billion and annualized internal growth of 6 percent in the fourth quarter of fiscal 2016.  On the basis of net contribution to management fee revenue, the Company’s annualized organic growth rate was 7 percent in the first quarter of fiscal 2017, -1 percent in the first quarter of fiscal 2016 and 2 percent in the fourth quarter of fiscal 2016.

Consolidated assets under management were $363.7 billion on January 31, 2017, an increase of 20 percent from $302.6 billion of consolidated managed assets on January 31, 2016 and up 8 percent from $336.4 billion of consolidated managed assets on October 31, 2016. Consolidated assets under management as of January 31, 2017 include $9.9 billion of new managed assets gained in the acquisition of the business assets of Calvert Investment Management, Inc. (Calvert Investments) on December 30, 2016 as detailed below.  The year-over-year increase in consolidated assets under management also reflects net inflows of $21.8 billion and market price appreciation of $29.5 billion over the twelve-month period. The sequential quarterly increase in consolidated assets under management reflects the managed assets gained in the Calvert Investments transaction and net inflows of $7.8 billion and market price appreciation of $9.6 billion in the first quarter of fiscal 2017.

(1) Although the Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements. We provide disclosures of adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share to reflect the fact that our management and Board of Directors, as well as our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a better baseline for analyzing trends in our underlying business. See reconciliation provided in Attachment 2 for more information on adjusting items.

“Strong net flows, positive market movements and successful completion of the Calvert Investments transaction combined to provide Eaton Vance with significant growth in managed assets and management fee revenue rate over the course of the first quarter of fiscal 2017,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “These set the stage for a favorable trend of earnings growth over the balance of the fiscal year.”

Average consolidated assets under management were $344.9 billion in the first quarter of fiscal 2017, up 12 percent from $308.3 billion in the first quarter of fiscal 2016 and up 2 percent from $338.9 billion in the fourth quarter of fiscal 2016.

Excluding performance-based fees, annualized effective management fee rates on consolidated assets under management averaged 35.3 basis points in the first quarter of fiscal 2017, down 4 percent from 36.7 basis points in the first quarter of fiscal 2016 and up 1 percent from 35.1 basis points in the fourth quarter of fiscal 2016.  Changes in average management fee rates for the compared periods primarily reflect variations in the Company’s mix of business.

On December 30, 2016, the Company announced completion of the purchase of substantially all of the business assets of Calvert Investments by Calvert Research and Management, a newly formed Eaton Vance subsidiary.  At acquisition, Calvert Investments had $11.9 billion of managed assets.  Of this, $2.1 billion was previously included in the Company’s consolidated managed assets because Atlanta Capital Management Company, LLC (Atlanta Capital), a consolidated subsidiary of the Company, is sub-adviser to one of the Calvert-sponsored mutual funds (Calvert Funds).  The Calvert Funds are one of the largest and most diversified families of responsibly invested mutual funds, seeking to invest in companies that provide positive leadership in their business operations and overall activities that are material to improving societal outcomes.

Attachments 5 and 6 summarize the Company’s asset flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized effective management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $44.9 billion in the first quarter of fiscal 2017, up 47 percent from $30.6 billion in the first quarter of fiscal 2016 and up 28 percent from $35.1 billion in the fourth quarter of fiscal 2016.

Consolidated redemptions and other outflows were $37.1 billion in the first quarter of fiscal 2017, up 47 percent from $25.3 billion in the first quarter of fiscal 2016 and up 23 percent from $30.2 billion in the fourth quarter of fiscal 2016.

As of January 31, 2017, the Company’s 49 percent-owned affiliate Hexavest, Inc. (Hexavest) managed $14.5 billion of client assets, up 11 percent from $13.1 billion of managed assets on January 31, 2016 and up 5 percent from $13.7 billion of managed assets on October 31, 2016. Hexavest net flows were negligible in the first quarter of fiscal 2017. Hexavest had net outflows of $0.2 billion in the first quarter of fiscal 2016 and $0.1 billion in the fourth quarter of fiscal 2016.  Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights
	Three Months Ended
	(in thousands, except per share figures)
	January 31,	October 31,	January 31,
	2017	2016	2016
Revenue	$354,959	$346,846	$331,556
Expenses	249,523	235,696	230,931
Operating income	105,436	111,150	100,625
Operating margin	29.7%	32.0%	30.3%
Non-operating expense	(6,853)	(6,505)	(3,059)
Income taxes	(36,748)	(40,837)	(36,843)
Equity in net income of affiliates, net of tax	2,506	2,488	2,509
Net income	64,341	66,296	63,232
Net income attributable to non-controlling
and other beneficial interests	(3,630)	(1,241)	(4,846)
Net income attributable to
Eaton Vance Corp. shareholders	$60,711	$65,055	$58,386
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$60,638	$65,132	$58,519
Earnings per diluted share	$0.53	$0.57	$0.50
Adjusted earnings per diluted share(1)	$0.53	$0.57	$0.51

First Quarter Fiscal 2017 vs. First Quarter Fiscal 2016

In the first quarter of fiscal 2017, revenue increased 7 percent to $355.0 million from $331.6 million in the first quarter of fiscal 2016. Management fees were up 8 percent, as a 12 percent increase in average consolidated assets under management more than offset lower average effective management fee rates. Performance fees contributed $0.2 million in the first quarter of fiscal 2017 and were negligible in the first quarter of fiscal 2016.  Distribution and service fee revenues collectively were up 3 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 8 percent to $249.5 million in the first quarter of fiscal 2017 from $230.9 million in the first quarter of fiscal 2016. Increases in compensation, distribution expense, service fee expense and fund-related expenses were partially offset by decreases in amortization of deferred sales commissions and other operating expenses. The increase in compensation expense reflects $6.3 million of higher sales-based incentive accruals driven by strong product sales, higher salaries and benefits associated with an increase in headcount, higher operating income-based accruals and higher stock-based compensation. The increase in distribution expense reflects higher marketing and promotion costs. The increase in service fee expense relates to higher average assets under management in fund share classes subject to service fee payments. The increase in fund-related expenses reflects higher sub-advisory fees paid and increased fund expenses borne by the Company on funds for which it earns an all-in fee.  The decrease in amortization of deferred sales commissions primarily reflects lower Class B and Class C commission amortization, partially offset by increased private fund commission amortization.  Other operating expenses were down 1 percent.

NextShares-related expenses increased 12 percent to $2.0 million in the first quarter of fiscal 2017 from $1.8 million in the first quarter of fiscal 2016.

Operating income was up 5 percent to $105.4 million in the first quarter of fiscal 2017 from $100.6 million in the first quarter of fiscal 2016.  Operating margin declined to 29.7 percent in the first quarter of fiscal 2017 from 30.3 percent in the first quarter of fiscal 2016.

Non-operating expense totaled $6.9 million in the first quarter of fiscal 2017 versus $3.1 million in the first quarter of fiscal 2016. The year-over-year change primarily reflects a $2.3 million decrease in gains (losses)

and other investment income related to the Company’s investments in sponsored products and a $1.4 million decline in income contribution from the Company’s consolidated Collateralized Loan Obligation (CLO) entity, which was deconsolidated at the end of fiscal 2016.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.3 percent in the first quarter of fiscal 2017 and 37.8 percent in the first quarter of fiscal 2016.

Equity in net income of affiliates was $2.5 million in both the first quarter of fiscal 2017 and the first quarter of fiscal 2016.  Equity in net income of affiliates in the first quarter of fiscal 2017 included $2.4 million from the Company’s investment in Hexavest and $0.1 million from a private equity partnership. Equity in net income of affiliates in the first quarter of fiscal 2016 was entirely attributable to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $3.6 million in the first quarter of fiscal 2017 and $4.8 million in the first quarter of fiscal 2016.

First Quarter Fiscal 2017 vs. Fourth Quarter Fiscal 2016

In the first quarter of fiscal 2017, revenue increased 2 percent to $355.0 million from $346.8 million in the fourth quarter of fiscal 2016.  Management fees were up 2 percent, reflecting a 2 percent increase in average consolidated assets under management and modestly higher average effective management fee rates, partially offset by reduced performance fees.  Performance fees contributed $0.2 million in the first quarter of fiscal 2017 and $0.6 million in the fourth quarter of fiscal 2016.  Distribution and service fee revenues increased 4 percent on a sequential quarterly basis.

Operating expenses increased 6 percent in the first quarter of fiscal 2017 from the fourth quarter of fiscal 2016, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions and fund-related expenses. The increase in compensation reflects $6.3 million of higher sales-based incentive accruals driven by strong sales in the quarter, higher salaries and benefits related to an increase in headcount, higher operating income-based accruals and higher stock-based compensation.  The increase in distribution expense primarily reflects increases in marketing and promotion expenses. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects increases in Class C and private fund commission amortization, partially offset by lower Class B commission amortization. The increase in fund-related expenses primarily reflects increases in sub-advisory fees paid and higher expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses were substantially unchanged.

NextShares-related expenses were $2.0 million in both the first quarter of fiscal 2017 and the fourth quarter of fiscal 2016.

Operating income was down 5 percent to $105.4 million in the first quarter of fiscal 2017 from $111.2 million in the fourth quarter of fiscal 2016.  Operating margin decreased to 29.7 percent in the first quarter of fiscal 2017 from 32.0 percent in the fourth quarter of fiscal 2016.

Non-operating expense totaled $6.9 million in the first quarter of fiscal 2017 versus $6.5 million of non-operating expense in the fourth quarter of fiscal 2016, reflecting a $2.2 million decline in gains (losses) and other investment income related to the Company’s investments in sponsored products offset by a $1.8 million decrease in other expense of the Company’s consolidated CLO entity, which was deconsolidated at the end of fiscal 2016.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.3 percent in the first quarter of fiscal 2017 and 39.0 percent in the fourth quarter of fiscal 2016.

Equity in net income of affiliates was $2.5 million in the first quarter of fiscal 2017 and in the fourth quarter of fiscal 2016.  In the first quarter of fiscal 2017, $2.4 million of equity in net income of affiliates was from the Company’s investment in Hexavest and $0.1 million from a private equity partnership. In the fourth quarter of fiscal 2016, $2.3 million of equity in net income of affiliates was from the Company’s investment in Hexavest and $0.2 million from a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $3.6 million in the first quarter of fiscal 2017 and $1.2 million in the fourth quarter of fiscal 2016.

Balance Sheet Information

Cash and cash equivalents totaled $320.1 million on January 31, 2017, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $68.9 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first quarter of fiscal 2017, the Company used $53.6 million to repurchase and retire approximately 1.3 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 7.6 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months ended January 31, 2017. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. First Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by dialing 800-585-8367 (domestic) or 416-521-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 60505601 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2017	Q1 2017
	January 31,	October 31,	January 31,	vs.	vs.
	2017	2016	2016	Q4 2016	Q1 2016
Revenue:

Management fees	$304,653	$298,459	$283,042	2%	8%
Distribution and underwriter fees	18,959	18,606	19,058	2	(1)
Service fees	28,911	27,481	27,259	5	6
Other revenue	2,436	2,300	2,197	6	11
Total revenue	354,959	346,846	331,556	2	7
Expenses:

Compensation and related costs	135,135	125,259	122,510	8	10
Distribution expense	31,117	29,658	28,483	5	9
Service fee expense	26,927	25,458	24,595	6	9
Amortization of deferred sales commissions	3,854	3,589	4,044	7	(5)
Fund-related expenses	10,875	9,766	9,163	11	19
Other expenses	41,615	41,966	42,136	(1)	(1)
Total expenses	249,523	235,696	230,931	6	8
Operating income	105,436	111,150	100,625	(5)	5
Non-operating income (expense):
Gains and other investment income, net	494	2,645	2,840	(81)	(83)
Interest expense	(7,347)	(7,386)	(7,342)	(1)	-
Other income (expense) of consolidated collateralized
loan obligation (CLO) entities:
Gains and other investment income, net	-	2,415	3,279	NM	NM
Interest and other expense	-	(4,179)	(1,836)	NM	NM
Total non-operating expense	(6,853)	(6,505)	(3,059)	5	124

Income before income taxes and equity in net
income of affiliates	98,583	104,645	97,566	(6)	1
Income taxes	(36,748)	(40,837)	(36,843)	(10)	-
Equity in net income of affiliates, net of tax	2,506	2,488	2,509	1	-
Net income	64,341	66,296	63,232	(3)	2
Net income attributable to non-controlling and
other beneficial interests	(3,630)	(1,241)	(4,846)	193	(25)
Net income attributable to Eaton Vance
Corp. shareholders	$60,711	$65,055	$58,386	(7)	4

Earnings per share:
Basic	$0.55	$0.59	$0.52	(7)	6
Diluted	$0.53	$0.57	$0.50	(7)	6

Weighted average shares outstanding:
Basic	110,267	109,341	111,641	1	(1)
Diluted	114,671	114,074	114,603	1	-

Dividends declared per share	$0.280	$0.280	$0.265	-	6

			Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2017 vs.	Q1 2017 vs.
(in thousands, except per share figures)	2017	2016	2016	Q4 2016	Q1 2016
Net income attributable to Eaton
Vance Corp. shareholders	$60,711	$65,055	$58,386	(7)%	4%

Non-controlling interest value adjustments	(73)	77	133	NM	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$60,638	$65,132	$58,519	(7)	4

Earnings per diluted share	$0.53	$0.57	$0.50	(7)	6

Non-controlling interest value adjustments	-	-	0.01	-	NM

Adjusted earnings per diluted share	$0.53	$0.57	$0.51	(7)	4

				Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2017 vs.	Q1 2017 vs.
(in thousands)	2017	2016	2016	Q4 2016	Q1 2016

Consolidated sponsored funds	$(15)	$(370)	$(509)	(96)%	(97)%

Majority-owned subsidiaries	3,718	3,775	3,310	(2)	12

Non-controlling interest value adjustments	(73)	77	133	NM	NM

Consolidated CLO entities	-	(2,241)	1,912	NM	NM

Net income attributable to non-controlling
and other beneficial interests	$3,630	$1,241	$4,846	193	(25)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,
	2017	2016(1)
Assets

Cash and cash equivalents	$320,113	$424,174
Management fees and other receivables	186,330	186,172
Investments	705,197	589,773
Deferred sales commissions	31,396	27,076
Deferred income taxes	65,597	73,295
Equipment and leasehold improvements, net	45,023	44,427
Intangible assets, net	96,529	46,809
Goodwill	248,091	248,091
Loan to affiliate	5,000	5,000
Other assets	55,328	85,565
Total assets	$1,758,604	$1,730,382

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$65,305	$173,485
Accounts payable and accrued expenses	67,723	59,927
Dividend payable	37,036	36,525
Debt	571,946	571,773
Other liabilities	123,354	75,069
Total liabilities	865,364	916,779

Temporary Equity:
Redeemable non-controlling interests	149,418	109,028
Total temporary equity	149,418	109,028

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 114,770,708 and 113,545,008 shares, respectively	448	444
Additional paid-in capital	2,777	-
Notes receivable from stock option exercises	(10,141)	(12,074)
Accumulated other comprehensive loss	(51,455)	(57,583)
Retained earnings	801,451	773,000
Total Eaton Vance Corp. shareholders' equity	743,082	703,789
Non-redeemable non-controlling interests	740	786
Total permanent equity	743,822	704,575
Total liabilities, temporary equity and permanent equity	$1,758,604	$1,730,382

(1) On November 1, 2016 the Company adopted ASU 2015-03, which requires certain debt issuance costs to be presented in the balance sheet as a direct deduction from the
(1) carrying value of the associated debt liability. The October 31, 2016 Balance Sheet shown above reflects the reclassification of $2.2 million of debt issuance costs from
(1) Other Assets to Debt.

			Attachment 5
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2017	2016	2016
Equity assets – beginning of period(2)	$89,990	$91,837	$90,013
Sales and other inflows	5,222	3,836	3,831
Redemptions/outflows	(5,860)	(3,799)	(4,393)
Net flows	(638)	37	(562)
Assets acquired(3)	5,704	-	-
Exchanges	44	(14)	13
Market value change	4,461	(1,870)	(6,113)
Equity assets – end of period	$99,561	$89,990	$83,351
Fixed income assets – beginning of period(4)	60,513	59,274	52,373
Sales and other inflows	5,681	4,713	4,933
Redemptions/outflows	(4,333)	(3,038)	(4,177)
Net flows	1,348	1,675	756
Assets acquired(3)	4,170	-	-
Exchanges	(107)	(21)	30
Market value change	(899)	(415)	(403)
Fixed income assets – end of period	$65,025	$60,513	$52,756
Floating-rate income assets – beginning of period	32,192	32,483	35,619
Sales and other inflows	4,971	1,835	1,904
Redemptions/outflows	(3,306)	(2,426)	(3,428)
Net flows	1,665	(591)	(1,524)
Exchanges	120	28	(36)
Market value change	162	272	(1,383)
Floating-rate income assets – end of period	$34,139	$32,192	$32,676
Alternative assets – beginning of period	10,687	9,961	10,173
Sales and other inflows	1,098	1,168	1,220
Redemptions/outflows	(940)	(513)	(1,209)
Net flows	158	655	11
Exchanges	(2)	(3)	3
Market value change	(68)	74	(457)
Alternative assets – end of period	$10,775	$10,687	$9,730
Portfolio implementation assets – beginning of period	71,426	72,428	59,487
Sales and other inflows	6,485	3,079	5,768
Redemptions/outflows	(3,086)	(3,202)	(1,928)
Net flows	3,399	(123)	3,840
Exchanges	-	11	(11)
Market value change	5,304	(890)	(4,396)
Portfolio implementation assets – end of period	$80,129	$71,426	$58,920
Exposure management assets – beginning of period	71,572	68,407	63,689
Sales and other inflows	21,456	20,458	12,929
Redemptions/outflows	(19,580)	(17,268)	(10,122)
Net flows	1,876	3,190	2,807
Market value change	662	(25)	(1,350)
Exposure management assets – end of period	$74,110	$71,572	$65,146
Total assets under management – beginning of period	336,380	334,390	311,354
Sales and other inflows	44,913	35,089	30,585
Redemptions/outflows	(37,105)	(30,246)	(25,257)
Net flows	7,808	4,843	5,328
Assets acquired(3)	9,874	-	-
Exchanges	55	1	(1)
Market value change	9,622	(2,854)	(14,102)
Total assets under management – end of period	$363,739	$336,380	$302,579

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016. Equity category and total acquired assets under management
(3) exclude $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were previously included in the Company’s consolidated managed assets
(3) as institutional separate account managed assets.
(4) Includes cash management mandates.

			Attachment 6
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2017	2016	2016
Fund assets – beginning of period(2)	$125,722	$126,359	$125,934
Sales and other inflows	10,969	7,083	8,258
Redemptions/outflows	(9,404)	(6,594)	(9,712)
Net flows	1,565	489	(1,454)
Assets acquired(3)	9,821	-	-
Exchanges(4)	2,115	(10)	(55)
Market value change	2,579	(1,116)	(6,637)
Fund assets – end of period	$141,802	$125,722	$117,788
Institutional separate account assets –
beginning of period	136,451	134,580	119,987
Sales and other inflows	24,633	23,135	16,731
Redemptions/outflows	(23,449)	(20,873)	(12,112)
Net flows	1,184	2,262	4,619
Assets acquired(3)	40	-	-
Exchanges(4)	(2,055)	-	(15)
Market value change	3,689	(391)	(4,394)
Institutional separate account assets –
end of period	$139,309	$136,451	$120,197
High-net-worth separate account assets –
beginning of period	25,806	25,823	24,516
Sales and other inflows	4,563	1,249	2,264
Redemptions/outflows	(1,609)	(844)	(1,140)
Net flows	2,954	405	1,124
Exchanges	14	28	70
Market value change	1,740	(450)	(1,711)
High-net-worth separate account assets –
end of period	$30,514	$25,806	$23,999
Retail managed account assets – beginning of period	48,401	47,628	40,917
Sales and other inflows	4,748	3,622	3,332
Redemptions/outflows	(2,643)	(1,935)	(2,293)
Net flows	2,105	1,687	1,039
Assets acquired(3)	13	-	-
Exchanges	(19)	(17)	(1)
Market value change	1,614	(897)	(1,360)
Retail managed account assets – end of period	$52,114	$48,401	$40,595
Total assets under management – beginning of period	336,380	334,390	311,354
Sales and other inflows	44,913	35,089	30,585
Redemptions/outflows	(37,105)	(30,246)	(25,257)
Net flows	7,808	4,843	5,328
Assets acquired(3)	9,874	-	-
Exchanges	55	1	(1)
Market value change	9,622	(2,854)	(14,102)
Total assets under management – end of period	$363,739	$336,380	$302,579

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.
(3) Managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016. Fund category and total acquired assets under management exclude
(3) $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were previously included in the Company’s consolidated managed assets as institutional
(3) separate account managed assets.
(4) Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the
(3) Company’s acquisition of the business assets of Calvert Investments on December 30, 2016.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets Under Management by Investment Mandate (1)
(in millions)
	January 31,	October 31,	%	January 31,	%
	2017	2016	Change	2016	Change
Equity(2)	$99,561	$89,990	11%	$83,351	19%
Fixed income(3)	65,025	60,513	7%	52,756	23%
Floating-rate income	34,139	32,192	6%	32,676	4%
Alternative	10,775	10,687	1%	9,730	11%
Portfolio implementation	80,129	71,426	12%	58,920	36%
Exposure management	74,110	71,572	4%	65,146	14%
Total	$363,739	$336,380	8%	$302,579	20%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.
				Attachment 8
Eaton Vance Corp.
Consolidated Assets Under Management by Investment Vehicle (1)
(in millions)
	January 31,	October 31,	%	January 31,	%
	2017	2016	Change	2016	Change
Open-end funds(2)(3)	$89,127	$74,721	19%	$69,110	29%
Private funds(4)	28,879	27,430	5%	25,475	13%
Closed-end funds(5)	23,796	23,571	1%	23,203	3%
Institutional separate account assets(3)	139,309	136,451	2%	120,197	16%
High-net-worth separate account assets	30,514	25,806	18%	23,999	27%
Retail managed account assets	52,114	48,401	8%	40,595	28%
Total	$363,739	$336,380	8%	$302,579	20%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in NextShares funds.
(3) Reflects the reclassification from institutional separate accounts to open-end funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the
(3) Company’s acquisition of the business assets of Calvert Investments on December 30, 2016.
(4) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
(5) Includes unit investment trusts.
				Attachment 9
Eaton Vance Corp.
Consolidated Assets Under Management by Investment Affiliate (1)
(in millions)
	January 31,	October 31,	%	January 31,	%
	2017	2016	Change	2016	Change
Eaton Vance Management(2)	$148,440	$143,809	3%	$135,352	10%
Parametric	185,885	174,084	7%	150,488	24%
Atlanta Capital(3)	19,549	18,487	6%	16,739	17%
Calvert Research and Management(3)	9,865	-	NM	-	NM
Total	$363,739	$336,380	8%	$302,579	20%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes managed assets of wholly owned subsidiaries and Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance
(2) supervision.
(3) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities,
(3) the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Portfolio, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert
(3) Research and Management, including assets sub-advised by other Eaton Vance affiliates, were $11.9 billion as of January 31, 2017.

				Attachment 10
Eaton Vance Corp.
Average Annualized Effective Management Fee Rates by Investment Mandate (1)
(in basis points on average managed assets)

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2017 vs.	Q1 2017 vs.
	2017	2016	2016	Q4 2016	Q1 2016
Equity	63.1	63.5	62.7	-1%	1%
Fixed income	39.0	39.2	41.0	-1%	-5%
Floating-rate income	52.4	52.0	52.3	1%	0%
Alternative	63.3	64.0	63.5	-1%	0%
Portfolio implementation	14.6	14.5	15.4	1%	-5%
Exposure management	5.2	4.9	5.1	6%	2%
Total	35.3	35.1	36.7	1%	-4%

(1) Excludes performance fees received, which were $0.2 million and $0.6 million for the three months ended January 31, 2017 and October 31, 2016, respectively, and
(1) negligible for the three months ended January 31, 2016.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets Under Management and Net Flows
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2017	2016	2016
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$231	$231	$229
Sales and other inflows	20	10	7
Redemptions/outflows	(8)	(1)	(21)
Net flows	12	9	(14)
Market value change	12	(9)	(10)
Eaton Vance sponsored funds – end of period	$255	$231	$205
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,492	$2,658	$2,440
Sales and other inflows	149	77	4
Redemptions/outflows	(54)	(142)	(9)
Net flows	95	(65)	(5)
Market value change	79	(101)	(91)
Eaton Vance distributed separate accounts –
end of period	$2,666	$2,492	$2,344
Total Eaton Vance distributed – beginning of period	$2,723	$2,889	$2,669
Sales and other inflows	169	87	11
Redemptions/outflows	(62)	(143)	(30)
Net flows	107	(56)	(19)
Market value change	91	(110)	(101)
Total Eaton Vance distributed – end of period	$2,921	$2,723	$2,549
Hexavest directly distributed – beginning of period(3)	$11,021	$11,522	$11,279
Sales and other inflows	327	375	129
Redemptions/outflows	(404)	(413)	(329)
Net flows	(77)	(38)	(200)
Market value change	594	(463)	(546)
Hexavest directly distributed – end of period	$11,538	$11,021	$10,533
Total Hexavest managed assets – beginning of period	$13,744	$14,411	$13,948
Sales and other inflows	496	462	140
Redemptions/outflows	(466)	(556)	(359)
Net flows	30	(94)	(219)
Market value change	685	(573)	(647)
Total Hexavest managed assets – end of period	$14,459	$13,744	$13,082

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management revenue (and in some cases also distribution revenue) on these assets, which are included in the Eaton Vance consolidated results in Attachments 5 through 9.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not management fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5 through 9.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5 through 9.